UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2026

FiEE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37649	04-2621506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Flat A1, 29/F, Block A, TML Tower, 3 Hoi Shing Road, Tsuen Wan, N.T., Hong Kong

(Address of principal executive offices, including zip code)

852-28166813

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	FIEE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Equity Investment and Loan

On March 23, 2026, FiEE (HK) Limited, a limited liability company formed under the laws of Hong Kong (“FiEE HK”) and wholly owned subsidiary of FiEE, Inc., a Delaware corporation (the “Company”), entered into an Investment Agreement (the “Investment Agreement”) by and among FiEE HK, Guangzhou Yinlian Culture Co., Ltd., a limited liability company formed under the laws of the People’s Republic of China (the “PRC”) (“Yinlian Culture”), Guangzhou Maltose Culture Communication Co., Ltd., a limited liability company formed under the laws of the PRC (“Maltose Culture”), Guangzhou Qingniao Culture Co., Ltd., a limited liability company formed under the laws of the PRC (“Qingniao Culture”), Shenzhen Yaojin Creative Media Co., Ltd., a limited liability company formed under the laws of the PRC (“Yaojin Media”), Cai Yuanyao, Zhang Dingcheng, and Zhang Rong, pursuant to which (i) FiEE HK agreed to acquire a 51% equity interest (and 60% of the voting rights) in Yinlian Culture, for an aggregate purchase price of $51,000 (the “Equity Investment”) and (ii) FiEE HK, or an entity designated by FiEE (HK), will provide a zero-interest convertible loan to Yinlian Culture in the principal amount of up to approximately $2.9 million (the “Loan” and, together with the Equity Investment, the “Transactions”).

The Loan is to be funded in three tranches: (i) approximately $720,000 to be funded within 14 business days following the full payment for the Equity Investment, provided that Yinlian Culture has delivered its financial seals and bank-related documents (including online banking access) to FiEE HK; (ii) approximately $720,000 to be funded within one month of the simultaneous satisfaction of the following conditions: (a) Yinlian Culture and its subsidiaries and controlled entities (collectively, the "Group") have achieved positive consolidated net profit after tax within six months from the date of the Investment Agreement, (b) the Group has provided FiEE HK with a profit forecast for the following 12 months following the date of the Investment Agreement that is acceptable to FiEE HK and reflects positive consolidated net profit after tax, and (c) the Group has undertaken in writing to meet such performance targets within the agreed timeframe; and (iii) approximately $1.44 million to be funded within one month of the realization of the 12-month profit forecast described in clause (ii)(b) above.

Under the terms of the Loan, FiEE HK, or an entity designated by FiEE HK, has the option, exercisable at any time by written notice, to either (i) require Yinlian Culture to repay all or any portion of the Loan in cash, or (ii) convert all or any portion of the Loan into additional equity in Yinlian Culture, which, upon full conversion, would result in FiEE HK and its designated entities collectively holding 60% of the total equity interests in Yinlian Culture.

The Investment Agreement contains customary representations, warranties and covenants of the parties. The closing of the Equity Investment and the closing of the Loan are each subject to customary closing conditions. The Investment Agreement also includes customary indemnification provisions and termination rights.

In connection with the signing of the Investment Agreement, FiEE HK, Yinlian Culture, Maltose Culture, Qingniao Culture, Yaojin Media, Cai Yuanyao, Zhang Dingcheng, and Zhang Rong entered into a Shareholder Agreement, dated as of March 23, 2026, governing the rights and obligations of the shareholders of Yinlian Culture, including, but not limited to, board composition and governance, voting rights, dividend rights and distribution thresholds, liquidation preference, and transfer restrictions.

The closing of the Equity Investment is expected to occur in April 2026, upon which FiEE HK will acquire 51% of the equity interests (and 60% of the voting rights) in Yinlian Culture and the VIE Agreements (as defined below) will become effective. The closing of the Loan is expected to occur following the satisfaction of the applicable conditions precedent described above.

VIE Agreements

Maltose Culture is an AI-empowered music ecosystem that integrates content creation, intelligent platform distribution, and next-generation home entertainment. At or immediately prior to the closing of the Equity Investment, Maltose Culture will be owned 40% by Zhang Dingcheng and 60% by Yang Kai, the spouse of Cao Yu, who serves as Chief Financial Officer and a member of the board of directors of the Company (the “Board”). As a result, the Transactions constitute related party transactions and were reviewed and approved by the Audit Committee of the Board.

In order to establish effective control over, and the right to receive the economic benefits of, Maltose Culture, pursuant to the requirements of PRC law, Yinlian Culture entered into the following agreements (collectively, the "VIE Agreements") with Maltose Culture, Yang Kai, and Zhang Dingcheng.

Exclusive Purchase Option Agreement

Pursuant to the Exclusive Purchase Option Agreement, dated as of March 23, 2026, in connection with the signing of the Investment Agreement, each of Yang Kai and Zhang Dingcheng granted to Yinlian Culture an exclusive and irrevocable option to acquire 100% of the equity interests of Maltose Culture at the lowest price permitted by applicable PRC law, together with the right to acquire all of the assets of Maltose Culture. The option may be exercised by Yinlian Culture at any time, subject to applicable PRC regulatory requirements and approvals.

Irrevocable Proxy Agreement

Pursuant to the Irrevocable Proxy Agreement, dated as of March 23, 2026, in connection with the signing of the Investment Agreement, each of Yang Kai and Zhang Dingcheng irrevocably appointed Yinlian Culture as their exclusive proxy to exercise all shareholder voting rights with respect to their respective equity interests in Maltose Culture, including without limitation all voting rights, the right to appoint directors and senior management, and the right to transfer, pledge, or otherwise dispose of their equity interests. The proxy is irrevocable and remains effective for the entire operating term of Maltose Culture, unless earlier terminated by Yinlian Culture.

Business Cooperation Agreement

Pursuant to the Business Cooperation Agreement, dated as of March 23, 2026, in connection with the signing of the Investment Agreement, Yinlian Culture agreed to provide exclusive consulting and technical services to Maltose Culture and to license certain intellectual property to Maltose Culture on a non-exclusive, non-transferable basis, in exchange for service fees payable by Maltose Culture to Yinlian Culture.

Equity Pledge Agreement

Pursuant to the Equity Pledge Agreement, dated as of March 23, 2026, in connection with the signing of the Investment Agreement, each of Yang Kai and Zhang Dingcheng pledged all of their respective equity interests in Maltose Culture to Yinlian Culture as security for the performance of all of their obligations and Maltose Culture’s obligations under the VIE Agreements.

Spousal Consent

In connection with the signing of the Investment Agreement, Cao Yu executed a Spousal Consent, dated as of March 23, 2026, acknowledging and consenting to Yang Kai's entry into and performance of the VIE Agreements, and confirming that she has no claim to the equity interests of Maltose Culture held by Yang Kai.

The foregoing descriptions of the Investment Agreement and the Shareholder Agreement are not complete and are qualified in their entirety by reference to the full texts of such documents, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

In connection with the Transaction, on March 27, 2026, the Company issued a press release announcing the Transactions, a copy of which is attached to this Report as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Safe Harbor for Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act, including, but not limited to, expectations regarding the Transactions, including the timing of the closing of the Transactions. These statements are only predictions based on current assumptions and expectations. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should be considered to be forward-looking statements. Forward-looking statements are not promises or guarantees of future performance and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond the Company’s control including, without limitation, market risks and uncertainties, the completion of the transactions described herein, and other important risks and factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, any subsequent Quarterly Reports on Form 10-Q, and in subsequent filings made by the Company with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Investment Agreement, dated as of March 23, 2026, by and among FiEE (HK) Limited, Guangzhou Yinlian Culture Co., Ltd., Guangzhou Maltose Culture Communication Co., Ltd., Guangzhou Qingniao Culture Co., Ltd., Shenzhen Yaojin Creative Media Co., Ltd., Cai Yuanyao, Zhang Dingcheng, and Zhang Rong.
10.2	Shareholder Agreement, dated as of March 23, 2026, by and among FiEE (HK) Limited, Guangzhou Yinlian Culture Co., Ltd., Guangzhou Maltose Culture Communication Co., Ltd., Guangzhou Qingniao Culture Co., Ltd., Shenzhen Yaojin Creative Media Co., Ltd., Cai Yuanyao, Zhang Dingcheng, and Zhang Rong.
99.1	Press Release of FiEE, Inc., dated March 27, 2026.
104	Cover Page Interactive Data (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIEE, INC.

Date: March 27, 2026	By:	/s/ Li Wai Chung
Li Wai Chung
Chief Executive Officer

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